UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 27, 2008 (March 24, 2008)

ROCK OF AGES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont 05654
(Address of principal executive offices) (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

Item 2.02	Results of Operations and Financial Condition

On March 25, 2008, Rock of Ages issued a press release which announced revised results of operations for the fourth quarter and full year ended December 31, 2007.  A copy of the press release is furnished (not filed) as Exhibit 99.1 to this report.

Item 2.06	Material Impairments

On March 24, 2008, management concluded, with the approval of the Audit Committee of the Company's Board of Directors, that an impairment charge was required under accounting principles generally accepted in the United States of America ("US GAAP") applicable to the registrant with respect to the registrant's 1/3 equity interest in VIKA, Ltd. ("VIKA"), a Ukrainian closed joint stock company that is licensed by the Ukrainian government to quarry certain stone known as "Galactic Blue" on certain property located in Zhytomyr, Ukraine. The registrant concluded that its equity investment of $386,000 in VIKA was not recoverable and therefore impaired as of December 31, 2007.  The registrant also established a reserve as of December 31, 2007 of $975,000 for advances and prepayments made to VIKA over approximately five years for equipment, supplies and inventory.  Accordingly, the registrant has recorded a total charge of $1,361,000 in the fourth quarter of 2007 related to all of its VIKA related assets.

The registrant's conclusion that the impairment charge was required was based on a number of facts and circumstances, including the continuing inability of VIKA to produce commercially significant quantities of saleable stone, the historical operating losses of VIKA, and VIKA's current financial position, including its lack of liquidity without future investment or advances from the registrant.

The registrant does not expect any future cash expenditures related to this estimated impairment charge.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	99.1	Press Release dated March 25, 2008.

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ROCK OF AGES CORPORATION

FORM 8-K

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: March 27, 2008	By: /s/ Laura Plude Laura Plude, Vice President and Chief Financial Officer

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Exhibit Index

Number	Description

99.1	Press Release dated March 25, 2008

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